                                                        EXHIBIT 99.1

(COMPASS  LOGO)

NEWS RELEASE

CONTACTS:

Rodney L. Underdown (913-344-9395)              Peggy Landon (913-344-9315)
  Vice President and Chief Financial Officer      Director of Investor Relations

                      COMPASS MINERALS INTERNATIONAL, INC.
                      ANNOUNCES THIRD-QUARTER 2005 RESULTS

         OVERLAND PARK, Kan. (October 31, 2005) - Compass Minerals International, Inc. (NYSE: CMP), a leading producer and marketer of salt and specialty potash, reported the following results today:

- Third-quarter gross revenues increased eight percent over the prior year, led by 28 percent growth in the company's specialty potash segment.

- Compass's net loss for the quarter was $4.4 million, or $0.14 per share, which is a 14 percent improvement when special items are excluded from the prior-year results. In 2004, the company's third-quarter net income was $5.5 million, or $0.17 per diluted share, which included an $11.1 million non-cash benefit from the partial release of the company's valuation allowance for deferred taxes. Excluding that one-time benefit and other special items, the company's third-quarter 2004 net loss was $5.1 million, or $0.17 per share. Compass typically reports a loss in the second and third quarters of the year when the company builds its rock-salt inventory.

- Compass completed the bidding process for the 2005-2006 highway deicing season averaging an eight percent year-over-year increase in bid price per ton. The company expects this price improvement to fully compensate for the upcoming season's higher transportation costs. The volume of Compass's 2005-2006 bid awards was similar to its bid award volume for the 2004-2005 season.

- The company voluntarily made an early $10 million principal payment on its term loan reducing the principal balance to $7.5 million.

         "The company continued to make value-creating inroads this quarter," commented Michael E. Ducey, Compass Minerals International president and CEO. "We improved pricing across all of our product lines and we've successfully maintained our margins despite rapidly rising costs and hurricane-related transportation challenges. I believe that our results this quarter are a testament to our focus on delivering shareholder value."

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Compass Minerals International
Third-Quarter 2005 Results
Page 2 of 9


                                FINANCIAL RESULTS
                          (IN MILLIONS EXCEPT FOR EPS)


                                                                THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                SEPTEMBER 30,
                                                              -----------------------       ----------------------
                                                                2005           2004           2005          2004
                                                              --------       --------       --------      --------
 Sales                                                         $120.3         $111.7         $498.1        $459.1
 Sales less shipping and handling  (product sales)               86.8           83.9          350.5         334.2
 Net earnings (loss)                                             (4.4)           5.5           17.5          29.9
 Net earnings (loss), excluding special items                    (4.4)          (5.1)          18.1          19.6
 Diluted earnings per share*                                     (0.14)          0.17           0.55          0.93
 Diluted earnings per share, excluding special items*            (0.14)         (0.17)          0.57          0.61
 EBITDA                                                          19.1           18.8          105.3         103.1
 Adjusted EBITDA                                                 22.5           22.7          109.7         108.1
*Negative EPS is not diluted

         Salt sales increased four percent year-over-year to $98.2 million due to a five-percent improvement in the average price of highway deicing salt and a six-percent improvement in the average price of general trade products. The company put greater emphasis on in-season sales in the 2005-2006 North American highway deicing bid season and reduced its mix of discounted, early-fill sales which largely occur in the third quarter of the year. This change in product mix resulted in a seven percent decline in North American highway deicing salt sales volumes in the third quarter and modestly higher commitment volumes later in the season. This reduction in third-quarter North American sales volumes was partially offset by increased sales volumes in the United Kingdom.

         Compass's North American general trade salt sales volumes improved on stronger water conditioning sales and modest market-share growth. These gains were somewhat offset by weaker sales in the U.K. In October, the company announced a substantial price increase on its general trade products due to significant increases in shipping, handling and production costs.

         Sulfate of potash sales volumes increased 12 percent over the third quarter of 2004 and prices improved by 14 percent, generating a 28 percent year-over-year increase in specialty fertilizer sales. Part of the volume increase was due to an intentional shift of some export sales from the fourth quarter into the third quarter to help the company improve its shipping efficiency.

         Shipping and handling costs increased 21 percent over the prior-year quarter largely offsetting the benefit of Compass's gross sales growth.

         Compass Minerals employs a natural gas hedging program which helped protect the company from sharp increases in production costs this quarter. Nonetheless, natural gas costs were approximately $1 million higher than in the third quarter of 2004.

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Compass Minerals International
Third-Quarter 2005 Results
Page 3 of 9



                               SELECTED SALES DATA


                                                      THREE MONTHS ENDED            NINE MONTHS ENDED
                                                         SEPTEMBER 30,                 SEPTEMBER 30,
                                                   -------------------------     ------------------------
                                                      2005           2004           2005           2004
                                                   ---------      ---------      ---------      ---------
SALES VOLUMES (IN THOUSANDS OF TONS):
Highway deicing .............................          1,134          1,219          6,958          6,744
General trade ...............................            701            692          2,125          2,107
Specialty potash ............................             85             76            293            276
AVERAGE SALES PRICE (PER TON):
Highway deicing .............................       $  27.76       $  26.39       $  31.70       $  30.07
General trade ...............................          95.21          89.97          95.68          92.40
Specialty potash ............................         259.60         227.09         252.88         223.53

         Selling, general and administrative costs were $0.8 million higher this quarter than in the third quarter of 2004 largely due to increases in the cost of medical benefits, salaries and higher professional services costs.

         Interest expense increased $0.6 million to $16.0 million, which includes a $6.7 million non-cash accrual for payment-in-kind interest on the company's discount notes. At September 30, 2005, the company's long-term debt was $590.0 million compared to $582.7 million at December 31, 2004. The increase reflects borrowings of $29 million on the company's revolving line of credit and accretion on the company's discount notes, partially offset by a $10 million reduction in the company's term loan balance. Compass typically draws on its revolving line of credit in the third and fourth quarters of the year when its inventories and receivables are greatest.

         Cash flow from operations was $70.1 million for the nine months ended September 30, 2005 compared to $86.8 million for the first nine months of 2004. The difference was principally due to higher income tax payments and other changes in working capital.

         Capital expenditures were $19.1 million for the nine months ended September 30, 2005 compared to $16.4 million for the same period in 2004. In August, Compass announced plans to expand its magnesium chloride plant at the Great Salt Lake and to install a new mill at its Goderich, Ontario salt mine. These projects are expected to increase the company's 2005 capital expenditures by $5 million to an estimated total of $32 million and to add $14 million to its 2006 capital budget.

EARNINGS CALL

         Compass Minerals International will discuss its third-quarter 2005 financial results on a conference call tomorrow, November 1, at 10:00 a.m. ET. To access the conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138.

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Compass Minerals International
Third-Quarter 2005 Results
Page 4 of 9


         Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's website for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, Conference ID 1401206. Outside of the U.S. and Canada, callers may dial (706) 645-9291.


ABOUT COMPASS MINERALS INTERNATIONAL

         Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates nine production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent.

NON-GAAP MEASURES

         Management uses a variety of measures to evaluate the company's performance. While the consolidated financial statements provide an understanding of our overall results of operations, financial condition and cash flows, management also believes that EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA (EBITDA adjusted for secondary offering costs in 2004 and other income/expense) are useful measures to evaluate the operating performance of our core businesses. Because our resource allocation, income tax positions and cost of capital are managed at a corporate level outside the control of the operating units, management believes that EBITDA also provides a useful measure to evaluate our operating performance. EBITDA is not calculated under generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. While EBITDA is frequently used as a measure of operating performance, this term is not necessarily comparable to similarly titled measures of other companies due to the potential inconsistencies in the method of calculation. Excluding non-recurring items from net income - including the partial release of a tax reserve, net of other income tax adjustments; income tax expense for a repatriation of funds; and public offering costs, net of tax - is meaningful to investors because it provides insight with respect to ongoing operating results of the company. The calculations of these measures as used by management are set forth in the tables below.

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Compass Minerals International
Third-Quarter 2005 Results
Page 5 of 9


                  RECONCILIATION FOR EBITDA AND ADJUSTED EBITDA
                                  (in millions)


                                                 THREE MONTHS ENDED        NINE MONTHS ENDED
                                                   SEPTEMBER 30,               SEPTEMBER 30,
                                              -----------------------     ----------------------
                                                 2005          2004          2005         2004
                                              ---------     ---------     ---------    ---------
Net earnings (loss)                           $    (4.4)    $     5.5     $    17.5    $    29.9

Income tax expense (benefit)                       (3.2)        (12.2)          8.0         (3.1)
Interest expense                                   16.0          15.4          47.6         45.9
Depreciation, depletion and amortization           10.7          10.1          32.2         30.4
                                              ---------     ---------     ---------    ---------
EBITDA                                        $    19.1     $    18.8     $   105.3    $   103.1
Adjustments to income from operations:
  Other charges(1)                                   --           0.6            --          1.0
  Other (income) expense, net(2)                    3.4           3.3           4.4          4.0
                                              ---------     ---------     ---------    ---------
Adjusted EBITDA                               $    22.5     $    22.7     $   109.7    $   108.1

--------------
(1) "Other charges" includes costs for a secondary offering of our common stock that closed in July 2004 and for a Form S-1 filed with the Securities and Exchange Commission in September 2004. The shares sold in the July offering were previously held by stockholders and we did not receive any proceeds from the sale.

(2) "Other (income) expense" primarily includes interest income and foreign exchange gains and losses in all periods.


         RECONCILIATION FOR NET EARNINGS (LOSS), EXCLUDING SPECIAL ITEMS
                                  (in millions)


                                                                 THREE MONTHS ENDED       NINE MONTHS ENDED
                                                                    SEPTEMBER 30,            SEPTEMBER 30,
                                                                 -------------------     ---------------------
                                                                   2005        2004        2005          2004
                                                                 -------     -------     --------     --------
Net earnings (loss)                                              $  (4.4)    $   5.5     $   17.5     $   29.9
  Plus (less) special items:
  Release of tax reserve, net of other tax adjustments(1)             --       (11.1)        (4.8)       (11.1)
  Charge to income tax expense for one-time repatriation of
    funds(2)                                                          --          --          5.4           --
  Stock offering costs, net of tax(3)                                 --         0.5           --          0.8
                                                                 -------     -------     --------     --------
Net earnings (loss), excluding special items                     $  (4.4)    $  (5.1)    $   18.1     $   19.6

------------------
(1) In 2005, taxing authorities developed a framework to treat cross-border transactions between the U.S. and Canada more consistently so we reversed previously recorded income tax reserves of $4.8 million, net of other income tax adjustments. We recorded a non-cash benefit to earnings of $11.1 million in the third quarter of 2004 due to the release of part of the company's valuation allowance for deferred tax assets.

(2) We recorded a $5.4 million charge to income tax expense due to a one-time repatriation of funds from the U.K.

(3) We incurred pretax costs of $0.4 million in each of the second and third quarters of 2004 for a secondary offering of our common stock that closed in July 2004, and $0.2 million in the third quarter of 2004 for a Form S-1 filed with the SEC in September 2004. The shares sold in the offerings were previously held by stockholders and we did not receive any proceeds from the sale. These items are presented in the table net of tax.


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Compass Minerals International
Third-Quarter 2005 Results
Page 6 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                     THREE MONTHS ENDED             NINE MONTHS ENDED
                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                  -------------------------     -------------------------
                                                     2005           2004           2005           2004
                                                  ----------     ----------     ----------     ----------

Sales                                                 $120.3         $111.7          498.1          459.1
Cost of sales - shipping and handling                   33.5           27.8          147.6          124.9
Cost of sales - products                                60.9           58.0          229.8          216.2
                                                  ----------     ----------     ----------     ----------
 Gross profit                                           25.9           25.9          120.7          118.0
Selling, general and administrative expenses            14.1           13.3           43.2           40.3
Other charges                                             --            0.6             --            1.0
                                                  ----------     ----------     ----------     ----------
 Operating earnings                                     11.8           12.0           77.5           76.7

Other (income) expense:
 Interest expense                                       16.0           15.4           47.6           45.9
 Other, net                                              3.4            3.3            4.4            4.0
                                                  ----------     ----------     ----------     ----------
Earnings (loss) before income taxes                     (7.6)          (6.7)          25.5           26.8
Income tax expense (benefit)                            (3.2)         (12.2)           8.0           (3.1)
                                                  ----------     ----------     ----------     ----------
Net earnings (loss)                                    $(4.4)          $5.5          $17.5          $29.9
                                                  ==========     ==========     ==========     ==========
Net earnings (loss) per share, basic                  $(0.14)         $0.18          $0.56          $0.98
Net earnings (loss) per share, diluted
                                                       (0.14)          0.17           0.55           0.93
Cash dividends per share, common                       0.275          0.250          0.825         0.6875

Basic weighted-average shares outstanding         31,593,768     30,785,285     31,388,460     30,514,439
Diluted weighted-average shares outstanding       31,593,768     32,273,436     32,006,095     32,224,950


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Compass Minerals International
Third-Quarter 2005 Results
Page 7 of 9



                      COMPASS MINERALS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                           2005             2004
                                                                       -------------    ------------

                              ASSETS

Cash and cash equivalents .....................................          $   23.8         $    9.7
Receivables, net ..............................................              74.7            143.0
Inventories ...................................................             119.5             96.3
Other current assets ..........................................              24.8             17.0
Property, plant and equipment, net ............................             388.3            402.9
Intangible assets, net ........................................              22.8             23.6
Other non-current assets ......................................              32.1             31.4
                                                                         --------         --------
    Total assets ..............................................          $  686.0         $  723.9
                                                                         ========         ========
                  LIABILITIES AND STOCKHOLDERS'
                         EQUITY (DEFICIT)

Current liabilities ...........................................          $   93.5         $  134.9
Long-term debt, net of current portion ........................             590.0            582.7
Deferred income taxes .........................................              44.2             55.1
Other noncurrent liabilities ..................................              41.3             39.6
Total stockholders' equity (deficit) ..........................             (83.0)           (88.4)
                                                                         --------         --------

      Total liabilities and stockholders' equity (deficit) ....          $  686.0         $  723.9
                                                                         ========         ========



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Compass Minerals International
Third-Quarter 2005 Results
Page 8 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                      -----------------------
                                                        2005          2004
                                                      ---------     ---------
Net cash provided by operating activities ........    $    70.1     $    86.8
                                                      ---------     ---------

Cash flows from investing activities:
  Capital expenditures ...........................        (19.1)        (16.4)
  Other ..........................................         (3.5)          0.3
                                                      ---------     ---------
Net cash used in investing activities ............        (22.6)        (16.1)
                                                      ---------     ---------

Cash flows from financing activities:
  Principal payments on long-term debt ...........        (30.2)        (30.6)
  Revolver activity ..............................         18.0         (14.0)
  Dividends paid .................................        (25.9)        (21.0)
  Proceeds from stock option exercises ...........          1.2           1.2
  Other, net .....................................         (0.1)         (0.1)
                                                      ---------     ---------
Net cash used in financing activities ............        (37.0)        (64.5)
                                                      ---------     ---------
Effect of exchange rate changes on cash and cash
  equivalents ....................................          3.6          (0.5)
                                                      ---------     ---------
Net increase in cash and cash equivalents .......          14.1           5.7
Cash and cash equivalents, beginning of period...           9.7           2.6
                                                      ---------     ---------

Cash and cash equivalents, end of period ........     $    23.8     $     8.3
                                                      =========     =========


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Compass Minerals International
Third-Quarter 2005 Results
Page 9 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
                         SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)

                                QUARTER RESULTS


 THREE MONTHS ENDED SEPTEMBER 30, 2005                    SALT       POTASH     OTHER (a)    TOTAL
 ----------------------------------------------------------------------------------------------------

Sales to external customers ......................      $   98.2    $   22.1    $    --     $  120.3
Intersegment sales ...............................            --         2.3       (2.3)          --
Cost of sales - shipping and handling costs ......          30.6         2.9         --         33.5
Operating earnings (loss) ........................          11.6         6.4       (6.2)        11.8
Depreciation, depletion and amortization .........           8.7         2.0         --         10.7
Total assets .....................................         510.1       133.1       42.8        686.0

 THREE MONTHS ENDED SEPTEMBER 30, 2004 ...........       SALT        POTASH     OTHER (a)    TOTAL
 ----------------------------------------------------------------------------------------------------

Sales to external customers ......................      $   94.4    $   17.3    $    --     $  111.7
Intersegment sales ...............................            --         2.6       (2.6)          --
Cost of sales - shipping and handling costs ......          25.2         2.6         --         27.8
Operating earnings (loss) ........................          12.8         5.0       (5.8)        12.0
Depreciation, depletion and amortization .........           8.1         2.0         --         10.1
Total assets .....................................         485.9       134.6       21.2        641.7

                              YEAR-TO-DATE RESULTS

 NINE MONTHS ENDED SEPTEMBER 30, 2005                     SALT       POTASH     OTHER (a)     TOTAL
 ----------------------------------------------------------------------------------------------------

Sales to external customers ......................      $  424.0    $   74.1    $    --     $  498.1
Intersegment sales ...............................            --         7.1       (7.1)          --
Cost of sales - shipping and handling costs ......         136.7        10.9         --        147.6
Operating earnings (loss) ........................          74.9        20.6      (18.0)        77.5
Depreciation, depletion and amortization .........          26.0         6.2         --         32.2


 NINE MONTHS ENDED SEPTEMBER 30, 2004                     SALT       POTASH     OTHER (a)     TOTAL
 ----------------------------------------------------------------------------------------------------
Sales to external customers ......................      $  397.4    $   61.7    $    --     $  459.1
Intersegment sales ...............................            --         7.4       (7.4)          --
Cost of sales - shipping and handling costs ......         115.1         9.8         --        124.9
Operating earnings (loss) ........................          79.3        14.2      (16.8)        76.7
Depreciation, depletion and amortization .........          24.4         6.0         --         30.4

(a)  "Other" includes corporate entities and eliminations.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on form 10-k filed with the Securities and Exchange Commission on March 16, 2005. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

                                       ###